                                   EXHIBIT 11
                             BEAZER HOMES USA, INC.
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                (Dollars in thousands, except per share amounts)

                                                                  THREE MONTHS ENDED       SIX MONTHS ENDED
                                                                      MARCH 31,               MARCH 31,
                                                                -----------------------  ----------------------
                                                                   1997         1996        1997        1996
                                                                ----------   ----------  ----------  ----------
Primary:
 Earnings
  Net income....................................................  ($ 2,460)  $    3,663  $      217  $    6,563
  Less: Dividends on preferred shares (a).......................     1,000        1,000       2,000       2,000
                                                                ----------   ----------  ----------  ----------
  Net income applicable to common shares........................  ($ 3,460)  $    2,663  ($   1,783) $    4,563
                                                                ----------   ----------  ----------  ----------
                                                                ----------   ----------  ----------  ----------
 Shares
  Weighted average number of unrestricted common shares
   outstanding................................................   6,294,800    6,376,100   6,302,639   6,376,100
  Weighted average number of restricted common shares
   outstanding, net...........................................     127,590       91,973     127,399      89,093
  Dilutive effect of outstanding options as determined by the
   application of the treasury stock method...................       3,018       19,054       3,232      20,258
                                                                ----------   ----------  ----------  ----------
  Weighted average number of shares outstanding, as adjusted..   6,425,408    6,487,127   6,433,270   6,485,451
                                                                ----------   ----------  ----------  ----------
                                                                ----------   ----------  ----------  ----------
  Primary net income per share................................  ($    0.54)  $     0.41  ($    0.28) $     0.70
                                                                ----------   ----------  ----------  ----------
                                                                ----------   ----------  ----------  ----------
Fully-diluted:
 Earnings
  Net income..................................................  ($   2,460)  $    3,663  $      217  $    6,563
                                                                ----------   ----------  ----------  ----------
                                                                ----------   ----------  ----------  ----------
 Shares
  Weighted average number of unrestricted common shares
   outstanding................................................   6,294,800    6,376,100   6,302,639   6,376,100
  Weighted average number of restricted common shares
   outstanding, net...........................................     127,590       91,973     127,399      89,093
  Dilutive effect of outstanding options as determined by the
   application of the treasury stock method...................       3,018       19,054       3,232      20,258
  Assumed conversion of preferred stock (a)...................   2,624,672    2,624,672   2,624,672   2,624,672
                                                                ----------   ----------  ----------  ----------
  Weighted average number of shares outstanding, as adjusted..   9,050,080    9,111,799   9,057,942   9,110,123
                                                                ----------   ----------  ----------  ----------
                                                                ----------   ----------  ----------  ----------
 Net income per share assuming full dilution..................  ($    0.27)(b)  $  0.40 $      0.02(b) $   0.72(b)
                                                                ----------   ----------  ----------  ----------
                                                                ----------   ----------  ----------  ----------
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(a) The Company's Series A Cumulative Convertible Exchangeable Preferred Stock
    (2,000,000 shares of $50,000,000 aggregate liquidation preference, convertible into 2,624,672 shares of common stock), issued in August 1995.

(b) This calculation is submitted in accordance with Regulation S-K item
    601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

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